UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) OCTOBER 16, 2006

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 SOUTH MAIN STREET, CULPEPER, VIRGINIA	22701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 829-1633

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 16, 2006, Virginia Financial Group, Inc. (“VFG”) announced its intention to consolidate two of its banking subsidiaries. Pursuant to this reorganization, VFG will combine its Second Bank & Trust (Culpeper) affiliate and Virginia Heartland Bank (Fredericksburg) affiliate. The combined bank will retain the Second Bank & Trust name and charter. VFG anticipates that this reorganization will allow for a more effective and efficient operating structure.

The consolidation is subject to regulatory approval, but it is anticipated that the banks will be combined in February 2007. Following the consolidation, VFG will have two banking subsidiaries: Second Bank & Trust with 15 branches and pro forma assets of $715 million at September 30, 2006 and Planters Bank, consisting of 24 branches and assets of $842 million at September 30, 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release of Virginia Financial Group, Inc. dated October 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006	Virginia Financial Group, Inc.

	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
99.1	Press release of Virginia Financial Group, Inc. dated October 16, 2006